Exhibit 4.3
Registration Rights Agreement
Dated as of June 27, 2007
Stewart Enterprises, Inc.
and the
Guarantors Named Herein

REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into this 27th day of June, 2007, by and among Stewart Enterprises, Inc., a Louisiana corporation (the “Company”), the Guarantors party hereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) on its own behalf and as representative of the other Initial Purchaser named on Schedule B to the Purchase Agreement (as defined below).
     This Agreement is made pursuant to the Purchase Agreement (the “Purchase Agreement”), dated June 21, 2007, among the Company, the Guarantors and the Initial Purchasers named therein (the “Initial Purchasers”), for whom Merrill Lynch is acting as representative, which provides for the sale by the Company to the Initial Purchasers of (i) $125,000,000 aggregate principal amount of the Company’s 3.125% Senior Convertible Notes due 2014 (the “2014 Notes”) and (ii) $125,000,000 aggregate principal amount of the Company’s 3.375% Senior Convertible Notes due 2016 (the “2016 Notes” and, together with the 2014 Notes, the “Notes”). The Notes (including the related guarantees by the Guarantors), together with the shares of Common Stock (as defined below), if any, issuable upon conversion of the Notes, are herein referred to as the “Securities”. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions.
     As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “1933 Act” shall mean the Securities Act of 1933, as amended.
     “1934 Act” shall mean the Securities Exchange Act of l934, as amended.
     “1939 Act” shall mean the Trust Indenture Act of 1939, as amended.
     “Additional Interest” shall have the meaning set forth in Section 2.4.
     “Closing Date” shall mean the Initial Closing Date as defined in the Purchase Agreement.
     “Common Stock” shall mean any shares of Class A Common Stock, no par value, of the Company and any other shares of common stock as may constitute “Common Stock” for purposes of the Indenture.
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

     “Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.
     “Effectiveness Period” shall have the meaning set forth in Section 2.1(b).
     “Guarantors” shall have the meaning ascribed thereto in each of the Indentures.
     “Holder” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and their successors, assigns and direct and indirect transferees who become owners, beneficial or otherwise, of Registrable Securities under the Indentures.
     “Indentures” shall mean, collectively, the Indenture relating to the 2014 Notes, dated as of the date hereof, among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, and the Indenture relating to the 2016 Notes, dated as of the date hereof, among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.
     “Initial Purchasers” shall have the meaning set forth in the preamble.
     “Issuer Free Writing Prospectus” shall have the meaning set forth in Section 2.1(f).
     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that, for purposes of this definition, (1) a Holder of shares of Common Stock that constitute Registrable Securities which were issued upon conversion of Notes shall be deemed to hold an aggregate principal amount of Notes (in addition to the principal amount of any Notes held by such Holder) equal to the principal amount of Notes which were converted into such shares of Common Stock (excluding the principal amount of any such Notes that were converted into cash) and (2) such Notes (excluding any such Notes that were converted into cash) which were so converted shall be deemed to be outstanding; provided further, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.
     “Merrill Lynch” shall have the meaning set forth in the preamble.
     “Offering Memorandum” shall mean the offering memorandum of the Company, dated June 21, 2007, related to the Securities.
     “Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus relating to the Securities included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Questionnaire” shall have the meaning set forth in Section 2.1(d).
     “Registrable Securities” shall mean all or any of the Securities; provided, however, that any such Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have become effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144 or may be sold or transferred pursuant to Rule l44(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, or (iii) such Securities shall have ceased to be outstanding.
     “Registration Default” shall have the meaning set forth in Section 2.4.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, whether or not a Shelf Registration Statement becomes effective, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, but not including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred by the Company in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities and any filings with the NASD), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred by the Company in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees incurred by the Company, if any, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, (vii) the reasonable fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of a single counsel to the Holders in connection with any Shelf Registration Statement, which counsel shall be a nationally recognized law firm experienced in securities law matters selected by the Majority Holders or Merrill Lynch on their behalf, and (ix) any fees and expenses of any special experts retained by the Company in connection with any Shelf Registration Statement, but excluding any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

     “SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.
     “Securities” shall have the meaning set forth in the preamble.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2.1.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company filed pursuant to the provisions of Section 2.1 which covers all of the Registrable Securities on Form S-3 (including an automatic shelf registration statement filed pursuant to General Instruction I.D. of Form S-3) or, if not then available to the Company, on another appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.
     “Suspension Period” shall have the meaning set forth in Section 2.5.
     “Trustee” shall mean the trustee with respect to the Securities under the Indentures.
     2. Registration Under the 1933 Act.
     2.1 Shelf Registration.
               (a) The Company and the Guarantors shall, at their cost, no later than 90 days after the Closing Date, file with the SEC, and thereafter the Company shall use its reasonable best efforts to cause to become effective as promptly as practicable but no later than 210 days after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders that have provided the information required pursuant to Section 2.1(d).
               (b) The Company and the Guarantors shall, at their cost, use their reasonable best efforts, subject to Section 2.5, to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders (i) for a period of two years from the date of the original issuance of the Notes or (ii) for such shorter period that will terminate (A) when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (B) when the Holders, other than “affiliates” (as defined in Rule 144 under the 1933 Act) of the Company, are able to sell or transfer to the public all Registrable Securities immediately without restriction pursuant to Rule 144 (or any similar provision then in force, including Rule 144(k), but not Rule 144A) under the 1933 Act or (C) when all Registrable Securities cease to be outstanding or otherwise cease to be Registrable Securities (the “Effectiveness Period”).
               (c) Notwithstanding any other provisions hereof, the Company shall use its reasonable best efforts to provide that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii)

any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (d) Notwithstanding any other provision hereof, no Holder of Registrable Securities may include any of its Registrable Securities in a Shelf Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a fully completed notice and questionnaire in the form attached as Annex A to the Offering Memorandum (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with such Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. At least 30 days prior to the filing of a Shelf Registration Statement, the Company will provide notice to the Holders (by press release issued through a reputable national newswire service) of its intention to file such Shelf Registration Statement. In order to be named as a selling securityholder in the Prospectus at the time of effectiveness of a Shelf Registration Statement, each Holder must, before the filing of such Shelf Registration Statement and no later than the 20th day after the date of the issuance by the Company of a press release announcing the Company’s intention to file, furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing and the Company shall include the information from the completed Questionnaire and such other information, if any, in such Shelf Registration Statement and the Prospectus in a manner so that upon effectiveness of such Shelf Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder’s Registrable Securities. From and after the date that the Shelf Registration Statement becomes effective, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company and the Guarantors will use their reasonable best efforts to file within 20 business days any amendments or supplements to the Shelf Registration Statement necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Securities (subject to the Company’s right to suspend any Shelf Registration Statement as described in Section 2.5 below); provided, however, that the Company and the Guarantors shall not be required to file more than one post-effective amendment in any calendar quarter for all such Holders. If a post-effective amendment is required to be filed, the Company shall use its reasonable best efforts to have such post-effective amendment declared effective by the SEC, if necessary, as promptly as practicable after filing thereof, but in any event prior to the end of the Effectiveness Period. Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 2.1(d), will not be named as selling securityholders in the Prospectus. Each Holder named as a selling securityholder in the Prospectus agrees to promptly furnish to the Company all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder’s Registrable Securities as the Company may from time to time reasonably request in writing.

               (e) Each Holder agrees not to sell any Registrable Securities pursuant to a Shelf Registration Statement (1) when the use of the Prospectus has been suspended as provided in Section 2.5 and (2) without delivering, or causing to be delivered, a Prospectus to the purchaser thereof. Each Holder agrees, following termination of the Effectiveness Period, to notify the Company, within ten days of a written request by the Company, of the amount of Registrable Securities sold pursuant to such Shelf Registration Statement and, in the absence of a response, the Company may assume that all of such Holder’s Registrable Securities have been so sold; provided that the Company shall use reasonable best efforts to confirm that all of such Holder’s Registrable Securities have been so sold prior to making such assumption.
          (f) The Company represents and agrees that, unless it obtains the prior consent of the Majority Holders of the Registrable Securities that are registered under the Shelf Registration Statement at such time or the approval of the counsel for the Holders of such Registrable Securities or the consent of the managing underwriter in connection with any underwritten offering of Registrable Securities, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in a Shelf Registration Statement or Prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     The Company will not permit any securities other than Registrable Securities to be included in a Shelf Registration Statement. The Company agrees to supplement or amend a Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company if required by the 1933 Act, or to the extent the Company does not reasonably object, as reasonably requested in writing by the Initial Purchasers with respect to information relating to the Initial Purchasers or by the Trustee on behalf of the Holders with respect to information relating to the Holders, and to furnish to the Holders of Registrable Securities that are covered under such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC in such amounts as they may reasonably request.
     2.2 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to a Shelf Registration Statement.
     2.3 Effectiveness. The Company will be deemed not to have used its reasonable best efforts to cause a Shelf Registration Statement to become, or to remain, effective during the requisite period (subject to Section 2.5) if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Shelf Registration

Statement not becoming effective or in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.
     2.4 Interest. In the event that (a) a Shelf Registration Statement is not filed with the SEC on or before the 90th calendar day following the Closing Date, (b) a Shelf Registration Statement has not become effective on or prior to the 210th calendar day following the Closing Date, (c) after effectiveness, subject to Section 2.5, a Shelf Registration Statement ceases to be effective or fails to be usable by the Holders without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the 1934 Act that cures the failure to be effective or usable, or (d) the Prospectus is unusable by the Holders for any reason, and the number of days for which the Shelf Registration Statement shall not be usable exceeds the Suspension Period (as defined in Section 2.5) (each such event being a “Registration Default”), additional interest (“Additional Interest”) will accrue at a rate per annum of one-quarter of one percent (0.25%) of the principal amount of the Securities for the first 90-day period following the Registration Default, and thereafter at a rate per annum of one-half of one percent (0.50%) of the principal amount of the Securities; provided that in no event shall Additional Interest accrue at a rate per annum exceeding one half of one percent (0.50%) of the issue price of the Securities; provided further that no Additional Interest shall accrue after the end of the Effectiveness Period (which shall be no later than the second anniversary of the Closing Date). Upon the cure of all Registration Defaults then continuing, the accrual of Additional Interest will automatically cease and the interest rate borne by the Securities will revert to the original interest rate at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement or the Prospectus is not effective or is unusable. Holders who have converted Securities into Common Stock will not be entitled to receive any Additional Interest with respect to such Common Stock or the issue price of the Securities converted.
     The Company shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, in immediately available funds, sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable in arrears on each interest payment date to the record Holder of Registrable Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the Registration Default to but excluding the day on which the Registration Default is cured.
     A Registration Default under clause (a) above shall be cured on the date that a Registration Statement is filed with the SEC. A Registration Default under clause (b) above shall be cured on the date that a Shelf Registration Statement is declared effective by the SEC or deemed to become automatically effective under the 1933 Act. A Registration Default under clauses (c) or (d) above shall be cured on the date an amended Shelf Registration Statement is declared effective by the SEC or deemed to become automatically effective under the 1933 Act, or the Company otherwise declares the Shelf Registration Statement and the Prospectus useable, as applicable. The Company will have no liabilities whatsoever for monetary damages other than the Additional Interest with respect to any Registration Default.
     The parties hereto agree that the Additional Interest provided for in this Section 2.4 constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities and does not constitute a penalty.
     2.5 Suspension. Notwithstanding any other provision hereof, the Company may suspend the use of any Prospectus, without incurring or accruing any obligation to pay Additional Interest pursuant to Section 2.4 or being deemed in violation of any other provision hereof, for a period not to exceed 45 calendar days in any three month period, or an aggregate of 120 calendar days in any twelve-month period, (each, a “Suspension Period”) if the Board of Directors or Chief Executive Officer or Chief Financial Officer of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus, except as required by applicable law.
     3. Registration Procedures.
     In connection with the obligations of the Company and the Guarantors with respect to the Shelf Registration, the Company shall, subject to the rights of the Company to invoke and maintain a Suspension Period in accordance with Section 2.5 without being in violation of any of the provisions hereunder:
               (a) prepare and file with the SEC a Shelf Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the applicable requirements of Regulation S-T under the 1933 Act, if any, and use reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2;
               (b) prepare and file with the SEC such amendments and post-effective amendments to a Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the Effectiveness Period, subject to Section 2.5; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by a Shelf Registration Statement in accordance with the intended method or methods of distribution by the selling Holders thereof; provided, that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company, which may be withheld in its sole discretion;
               (c) (i) notify each Holder of Registrable Securities that has provided the information required by Section 2.1(d) of the filing of a Shelf Registration Statement with respect to the Registrable Securities; (ii) furnish to each Holder of Registrable Securities that has provided the information required by Section 2.1(d) and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in writing, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the unrestricted sale or other disposition of the Registrable Securities; and (iii) subject to Section 2.5 and to any notice by the Company in accordance with Section 3(e) hereof of the existence of any fact of the kind described in Sections 3(e)(ii), (iii), (iv), (v) and (vi), hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities that has provided the information required by Section 2.1(d) in connection with the offering and sale of the Registrable Securities;
               (d) use reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;
               (e) notify promptly each Holder of Registrable Securities under a Shelf Registration Statement that has provided the information required by Section 2.1(d) and, if requested by such Holder, confirm such advice in writing promptly (i) when a Shelf Registration Statement has become effective and when any post-effective amendments thereto have become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information relating thereto after a Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein (in the case of the Prospectus in light of the circumstances under which they were made) not misleading (provided that the Company need not specify the nature of the event or facts, and each Holder shall keep confidential any communications received by it from the Company regarding such event or facts), (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to a Shelf Registration Statement would be appropriate, other than a post-effective amendment solely to add selling Holders;
               (f) furnish to each Initial Purchaser on behalf of the Holders of Registrable Securities and to special counsel to the Initial Purchasers (i) copies of any comment letters received from the SEC with respect to a Shelf Registration Statement or any documents incorporated therein and (ii) any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information with respect to a Shelf Registration Statement and Prospectus;
               (g) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest possible moment and provide prompt notice to each Holder that has provided the information required by Section 2.1(d) of the withdrawal of such order;
               (h) furnish, upon written request, to each Holder of Registrable Securities that has provided the information required by Section 2.1(d), and each underwriter, if any, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);
               (i) if the Registrable Securities are not then in global form, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (other than as required by applicable law); and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;
               (j) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(ii), (iii), (iv), (v) and (vi) hereof, as promptly as practicable after the occurrence of such an event, subject to Section 2.5, use reasonable best efforts to prepare a supplement or post-effective amendment to a Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of Registrable Securities covered by such Shelf Registration Statement that has provided the information required by Section 2.1(d) of such determination and to furnish each such Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;
               (k) no less than three business days prior to the filing of any Shelf Registration Statement, any Prospectus, any amendment to a Shelf Registration Statement or amendment or supplement to a Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto and other than filings by the Company with the SEC pursuant to Section 13 or 15(d) under the 1934 Act), provide copies of such document to Merrill Lynch on behalf of such Holders, and make representatives of the Company, as shall be reasonably requested by special counsel to the Holders of Registrable Securities or Merrill Lynch on behalf of such Holders, available for discussion of such document;
               (l) obtain CUSIP numbers for all Registrable Securities not later than the effective date of a Shelf Registration Statement and provide the Trustee with printed certificates for the Registrable Securities in a form eligible for deposit with the Depositary;
               (m) (i) cause the Indenture to be qualified under the 1939 Act in connection with the registration of the Registrable Securities, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the 1939 Act, and (iii) execute, and use reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
               (n) enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all other customary and appropriate actions, if any, in order to expedite or facilitate the disposition of such Registrable Securities, including, but not limited to:
     (i) obtaining opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters set forth in the opinions of such counsel delivered to the Initial Purchasers at the Closing Date;
     (ii) obtaining “comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in a Shelf Registration Statement) addressed to the underwriters, if any, and use reasonable best efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters substantially in the form and covering the matters covered in the comfort letter delivered on the Closing Date;
     (iii) if an underwriting agreement is entered into, causing the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and
     (iv) delivering such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Majority Holders of the Registrable Securities being sold and the managing underwriters, if any.
The above shall be done only in connection with any underwritten offering of Registrable Securities using such Shelf Registration Statement pursuant to an underwriting or similar agreement as and to the extent required thereunder, and as reasonably requested by any of the parties thereto, it being understood that, as provided by Section 3(b), the Company shall be under no obligation to agree to an underwritten offering;
               (o) if reasonably requested in connection with a disposition of Registrable Securities, make available for inspection during business hours by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested in writing by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Shelf Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers, in each case as is customary for “due diligence” investigations; provided, that, to the extent the Company agrees to disclose material non-public information, such persons shall first agree in writing with the Company that any such non-public information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement and such person shall not engage in trading any securities of the Company until such material non-public information becomes properly publicly available, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement upon a customary opinion of counsel for such persons delivered and reasonably satisfactory to the Company), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, or (v) such non-public information ceases to be material; provided further, that, the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by special counsel to the Holders;
               (p) at a reasonable time prior to filing a Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto and other than filings by the Company with the SEC pursuant to Section 13 or 15(d) under the 1934 Act), (i) provide copies of such document to the Holders of Registrable Securities that have provided the information required by Section 2.1(d), to the Initial Purchasers, to special counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, (ii) make such changes in any such document prior to the filing thereof as the Initial Purchasers, the special counsel to the Holders or the underwriter or underwriters reasonably agree should be included therein and provide to the Company in writing for inclusion therein within three business days of delivery of such copies, (iii) if requested by any selling Holder of Registrable Securities that has provided the information required by Section 2.1(d), not file any such document in a form (A) to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, special counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or (B) to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, special counsel to the Holders of Registrable Securities or any underwriter shall reasonably object within three business days of delivery of such copies, and (iv) make the representatives of the Company available for discussion of such document as shall be reasonably requested in writing by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, special counsel for the Holders of Registrable Securities or any underwriter; provided, however, that the foregoing discussion shall be coordinated on behalf of the parties entitled thereto by the special counsel to the Holders;
               (q) subject to Section 2.1(d), if requested by any Holder of Registrable Securities that has provided the information required by Section 2.1(d) or the underwriters, if any, incorporate in a Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holder or underwriter, if any, may reasonably request in writing to have included therein with respect to the name or names of such selling Holder, the number of shares of Common Stock or principal amount of Securities owned by such Holder, the plan of distribution of the Registrable Securities (as required by Item 508 of Regulation S-K), the principal amount of Securities or number of shares of Common Stock being sold, the purchase price being paid therefor, and any other terms of the offering of the Registrable Securities to be sold in such offering;
               (r) use reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or inter-dealer quotation system on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;
               (s) use reasonable best efforts to cause the Registrable Securities to be rated by at least one appropriate rating agency if requested by the underwriter or underwriters of an underwritten public offering of Registrable Securities, if any;
               (t) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

               (u) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD).
     Without limiting the provisions of Section 2.1(d), the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.
     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii), (iii), (iv), (v) or (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus included in the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) or written notice from the Company that such Shelf Registration Statement is again effective and no amendment or supplement is needed, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
     If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
     4. Indemnification; Contribution.
               (a) The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, each Holder, each Person who participates as an underwriter, if any (any such Person being an “Underwriter”) and each Person, if any, who controls any such Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder or Underwriter, if any, expressly for use in a Shelf Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).
               (b) Each Holder, severally, but not jointly, agrees to indemnify and hold harmless the Company, each Guarantor, each Initial Purchaser, each Underwriter, if any, and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, any of the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in such Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

               (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
               (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
               (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holders or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation (even if the Initial Purchasers were treated as one entity for such purposes) which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 4, none of the Initial Purchasers nor any Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it exceeds the amount of any damages which such Initial Purchaser or such Holder have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 4, each Person, if any, who controls any of the Initial Purchasers or any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchaser or Holder, and each director of the Company, and each Person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Guarantor. The obligations of the Company, the Guarantors, the Initial Purchasers and the Holders pursuant to this Section 4 shall be in addition to any liability that such party may otherwise have.
     5. Miscellaneous.
     5.1 Rule 144 and Rule 144A. Each of the Company and the Guarantors covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and take such further action as any Holder of Registrable Securities may reasonably request for such purpose, and (c) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     5.2 No Inconsistent Agreements. The Company has not entered into and the Company shall not, after the date of this Agreement, enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of any of the Company’s other issued and outstanding securities under any such agreements.
     5.3 No Adverse Actions Affecting Registration Rights. Subject to the rights of the Company to invoke and maintain a Suspension Period, the Company shall not, directly or indirectly, intentionally take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.
     5.4 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders of the Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Notwithstanding the foregoing, this Agreement may be amended by a written agreement between the Company and the Initial Purchasers, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 5.4, shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder.
     5.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company in a Questionnaire or by means of a notice given in accordance with the provisions of this Section 5.5, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.5.
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile; and on the next business day if timely delivered to an overnight courier.
     Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in the Indenture.

     5.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder, other than the Initial Purchasers, to comply with, or breach by any Holder, other than the Initial Purchasers, of, any of the obligations of such Holder under this Agreement.
     5.7 Third Party Beneficiaries. Each Initial Purchaser (even if the Initial Purchasers are not Holders of Registrable Securities) shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.
     5.8 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Section 2.1 hereof.
     5.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     5.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     5.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     5.13 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STEWART ENTERPRISES, INC.
By:
	Name:	Lewis J. Derbes, Jr.
	Title:	Vice President, Treasurer and Secretary

KILGORE-GREEN FUNERAL HOME, INC.
S.E. CEMETERIES OF ALABAMA, INC.
S.E. COMBINED SERVICES OF ALABAMA, INC.
S.E. FUNERAL HOMES OF ALABAMA, INC.
FOREST HILLS CEMETERY, INC.
GRIFFIN-LEGGETT INSURANCE AGENCY, INC.
GRIFFIN-LEGGETT, INC.
GROSS FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF ARKANSAS, INC.
ALL SOULS MORTUARY, INC.
ASHES TO ASHES, INC.
ASSUMPTION MORTUARY, INC.
BARSTOW FUNERAL HOMES, INC.
BUCHHEIM FAMILY, INC.
CALVARY MORTUARY OF LOS ANGELES, CALIFORNIA, INC.
CATALINA CHANNEL CREMATION SOCIETY
CATHOLIC MORTUARY SERVICES, INC.
DeYOUNG MEMORIAL CHAPEL, INC.
DILDAY BROTHERS HUNTINGTON VALLEY MORTUARY
HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.
HOLY CROSS MORTUARY OF POMONA, CALIFORNIA, INC.
HOPSON MORTUARY, INC.
LASSILA FUNERAL CHAPELS, INC.
LOMBARD & CO.
N.D. DAVIS & ASSOCIATES, INC.

QUEEN OF HEAVEN MORTUARY, INC.
RESURRECTION MORTUARY, INC.
RIVER CITIES FUNERAL CHAPEL, INC.
S.E. ACQUISITION OF CALIFORNIA, INC.
S.E. ACQUISITION OF DELANO, CALIFORNIA, INC.
S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.
S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.
S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL PARK, INC.
S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.
S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC.
SAN DIEGO CEMETERY ASSOCIATION
SAN FERNANDO MISSION MORTUARY, INC.
SANTA BARBARA FUNERAL SERVICES, INC.
SANTA CLARA MORTUARY, INC.
SCOVERN MORTUARY, A CALIFORNIA CORPORATION
SDCA HOLDINGS, INC.
SIMPLICITY PLAN OF CALIFORNIA, INC.
STEWART PRE-NEED SERVICES, INC.
STRICKLIN/SNIVELY MORTUARY
VICTOR V. DESROSIER, INC.
WALLACE E. WHITE & HOWARD J. CALLANAN, INC.
SENTINEL CREMATION SOCIETIES, INC.
A.P. BOZA FUNERAL HOME, INC.
ALL FAITHS MEMORIAL PARK, INC.
ARLINGTON MEMORIAL PARK CEMETERY AND FUNERAL
HOME, INC.
BALDWIN-FAIRCHILD FUNERAL HOMES, INC.
BAY AREA CREMATORY, INC.
S.E. BD TAMPA, INC.
BRUCE OCALA FUNERAL HOME, INC.
CEMETERY MANAGEMENT, INC.
CHAPEL HILL CEMETERY, INC.
CURRY & SON FUNERAL HOME, INC.
S.E. DCG TAMPA, INC.

FLORIDA HILLS MEMORIAL GARDENS, INC.
GARDEN OF MEMORIES, INC.
GLEN HAVEN MEMORIAL PARK, INC.
GOOD SHEPHERD MEMORIAL GARDENS, INC.
HIGHLAND MEMORY GARDENS, INC.
HUBBELL FUNERAL HOME AND CREMATORY, INC.
KICLITER FUNERAL HOME, INC.
MADCEM OF FLORIDA, INC.
MEMORIAL PARK CEMETERY, INC.
MEMORIAL SUNSET PARK, INC.
OAKLAWN PARK CEMETERY AND FUNERAL HOME, INC.
ROBERTS FUNERAL HOME, INC.
ROYAL PALM MEMORIAL GARDENS, INC.
SEMORAN FUNERAL HOME, INC.
SOUTH DADE-PALMS MEMORIAL PARK, INC.
SYLVAN ABBEY MEMORIAL PARK, INC.
THE SIMPLICITY PLAN, INC.
TURNER CREMATORY, INC.
TURNER FUNERAL HOMES, INC.
WALSH & WOOD FUNERAL HOME, INC.
WOODLAWN MEMORY GARDENS, INC.
WOODLAWN PARK CEMETERY COMPANY
CHEATHAM HILL MEMORIAL PARK, INC.
EASTLAWN CORPORATION
GARNER FAMILY FUNERAL HOME, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
HAISTEN FUNERAL HOMES, INC.
HIGGINS AND SON FUNERAL HOME, INC.
HOLLY HILL MEMORIAL PARK, INC.
ROSEHAVEN FUNERAL HOME & CEMETERY, INC.
S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.
S.E. FUNERAL HOMES OF ILLINOIS, INC.
KNUTSON FUNERAL HOMES, INC.
PAULEY FUNERAL HOME, INC.
RUNYAN MANGOLD, INC.

ACME MAUSOLEUM CORPORATION
ENDURING MEMORIES, INC.
EMPRESAS STEWART — CEMENTERIOS, INC.
EMPRESAS STEWART — FUNERARIAS, INC.
LAKE LAWN METAIRIE FUNERAL HOME (JOINT VENTURE)
S.E. AUSTRALIA, INC.
S.E. CEMETERIES OF LOUISIANA, INC.
S.E. FUNERAL HOMES OF LOUISIANA, INC.
S.E.SOUTH-CENTRAL, INC.
STEWART ENTERPRISES (EUROPE) INC.
STEWART RESOURCE CENTER, INC.
STEWART SERVICES, INC.
BOUNDS FUNERAL HOME, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CREST LAWN MEMORIAL GARDENS, INC.
DRUID RIDGE CEMETERY COMPANY
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
GALLERY GRANITE CORPORATION
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
LOUDON PARK CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
NATIONAL HARMONY MEMORIAL PARK, INC.
PARKLAWN, INC.
PARK WOOD MANAGEMENT COMPANY
S.E. MID-ATLANTIC, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
THE PARKWOOD CEMETERY COMPANY
WILLIAM W. CHAMBERS, INC.
LAKEWOOD MEMORIAL PARK, INC.
D.W. NEWCOMER’S SONS, INC.
DWN PROPERTIES, INC.
FUNERAL SECURITY PLANS, INC.
THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION
S.E.N.S. OF NEVADA, INC.
RENO MEMORIAL, INC.
S.E. ACQUISITION OF NEVADA, INC.

S.E. ACQUISITION OF RENO, NEVADA, INC.
GORNY & GORNY PATERSON-CLIFTON MORTUARY
S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC.
S.E. ACQUISITION OF SANTA FE, NEW MEXICO, INC.
C.J. APPLEGATE AND SONS, INC.
CORNELL & DAGGETT, INC.
GARDINIER COLLETTI MEMORIAL HOME, INC.
MURPHY FUNERAL SERVICE, INC.
OTTO REDANZ FUNERAL HOME, INC.
S.E. ACQUISITION OF FREDONIA, NEW YORK, INC.
STRONG & BURNS FUNERAL HOME, INC.
CATAWBA MEMORIAL PARK, INC.
EVANS FUNERAL HOME, INC.
GARRETT — HILLCREST, INC.
MCLAURIN’S FUNERAL HOME, INC.
MONTLAWN MEMORIAL PARK, INC.
S.E. CEMETERIES OF NORTH CAROLINA, INC.
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.
AMLING/SCHROEDER FUNERAL SERVICE, INC.
CASCADE CREMATORY, INC.
CHAPEL OF THE ROSES, INC.
CHAPEL OF THE VALLEY FUNERAL HOME, INC.
DUTTON, INC.
S.E. GREENWOOD, INC.
J.P. FINLEY AND SON MORTUARY, INC.
S.E. BEND NR, INC.
S.E. ACQUISITION OF MYRTLE CREEK, OREGON, INC.
S.E. ACQUISITION OF OREGON, INC.
S.E. ACQUISITION OF REEDSPORT, OREGON, INC.
SUNSET HILLS MEMORIAL PARK
S.E. BEND TDHM, INC.
BENJAMIN FRANKLIN P. M., INC.
GEORGE WASHINGTON MEMORIAL PARK, INC.

KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
PET HAVEN, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
SUNSET MEMORIAL PARK COMPANY
DUNBAR FUNERAL HOME
S.E. CEMETERIES OF SOUTH CAROLINA, INC.
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
MONTE VISTA BURIAL PARK, INC.
MT. JULIET MEMORIAL GARDENS, INC.
NAVE FUNERAL HOME OF LEBANON, INC.
S.E. COMBINED SERVICES OF TENNESSEE, INC.
S.E. FUNERAL HOMES OF TENNESSEE, INC.
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION,
INC.
ABBEY PLAN OF TEXAS, INC.
BELEW FUNERAL HOME, INC.
EMERALD HILLS FUNERAL CORPORATION
GUARDIAN CREMATION SOCIETY, INC.
LYONS FUNERAL HOME, INC.
PASADENA FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF TEXAS, INC.
S.E. CEMETERIES OF TEXAS, INC.
SIMPLICITY PLAN OF TEXAS, INC.
CLINCH VALLEY MEMORIAL CEMETERY, INC.
EVERLY FUNERAL HOMES, INCORPORATED
EVERLY PFP, INC.
MONTICELLO MEMORY GARDENS, INC.
S.E. CEMETERIES OF VIRGINIA, INC.
S.E. FUNERAL HOMES OF VIRGINIA, INC.
CREMATION SOCIETY NORTHWEST, INC.
E.R. BUTTERWORTH & SONS
S.E.E.S. OF VANCOUVER, INC.

S.E. ACQUISITION OF WASHINGTON, INC.
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
CASDORPH & CURRY FUNERAL HOME, INC.
EASTERN CEMETERY ASSOCIATES, INC.
KANAWHA PLAZA PARTNERSHIP
KLINGEL-CARPENTER MORTUARY, INC.
LOI CHARLESTON, INC.
NATIONAL EXCHANGE TRUST, LTD.
NATIONAL FUNERAL SERVICES, INCORPORATED
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
S.E. CEMETERIES OF WEST VIRGINIA, INC.
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
WILSON FUNERAL HOME, INC.
S.E. CEMETERIES OF WISCONSIN, INC.

By:
	Name:	Lewis J. Derbes, Jr.
	Title:	Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Authorized Signatory

For itself and as representative of the other Initial Purchaser named on Schedule A to the Purchase Agreement.